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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements dated January 31, 2002 (except for Notes 4 and 12, as to which the date is March 28, 2002), and our report on the financial statement schedule dated January 31, 2002 in Amendment No. 4 to the Registration Statement (Form S-1, 33-64808) and related Prospectus of ExpressJet Holdings, Inc. dated April 2, 2002.

                                            Ernst & Young LLP

Houston, Texas
March 28, 2002